UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2004

EASTMAN CHEMICAL COMPANY (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-12626 (Commission File Number)	62-1539359 (IRS Employer Identification No.)

100 N. Eastman Road, Kingsport, TN (Address of principal executive offices)	37660 (Zip Code)

Registrant's telephone number, including area code: (423) 229-2000

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2004

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 12:

    99.01  Public release by the registrant on January 29, 2004 of fourth quarter and full year 2003 financial results

Item 12. Results of Operations and Financial Condition

On January 29, 2004, the registrant publicly released its financial results for the fourth quarter and full year of 2003. The full text of the release is furnished as Exhibit 99.01 to this Form 8-K, and is incorporated here by reference. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The release uses the non-GAAP financial measure "earnings (loss) per diluted share excluding certain items." The "certain items" are asset impairments and restructuring charges, goodwill impairments, other operating income from the sale of certain assets, and cumulative effect of change in accounting principle. The registrant’s management believes that the "certain items" included in fourth-quarter and full-year 2003 results, while indicative of the performance of certain businesses and product lines and continuous efforts to reduce costs, do not reflect ongoing business results. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider results of operations without the "certain items." Management utilizes earnings excluding these certain items in the measures it uses to evaluate corporate and segment performance and in determining certain performance-based compensation. This measure is not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The reconciliation table (Table 6), in the fourth quarter and full year 2003 financial tables which accompany the release, reconciles earnings per share on a GAAP basis, as reflected in the registrant's Consolidated Statements of Earnings (Loss), to earnings per share excluding certain items.

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Eastman Chemical Company

By: /s/ Richard A. Lorraine

Name: Richard A. Lorraine
Title: Senior Vice President and Chief Financial Officer

Date: January 29, 2004

EASTMAN CHEMICAL COMPANY – EMN	January 29, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.01	Public release by the registrant on January 29, 2004, of fourth quarter and full year 2003 financial results.